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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of American Radio Systems Corporation on Form S-4 of our report dated February 26, 1997, related to the consolidated financial statements of EZ Communications, Inc. and subsidiary as of December 31, 1996 and for the year then ended, appearing in the Annual Report on Form 10-K of EZ Communications, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Boston, Massachusetts
April 25, 1997